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                                  EXHIBIT 10.1


                                  CONFIDENTIAL


                              AMENDED AND RESTATED

                            STOCK EXCHANGE AGREEMENT

                                  By and Among

                         COMPASS KNOWLEDGE GROUP, INC.,

                     REHABILITATION TRAINING INSTITUTE, INC.
                                       AND

                                 DAVID COLBURN,
                                MICHAEL BORCHECK,
                                DANIEL J. DEVINE
                                       AND
                                ROGERS W. KIRVEN


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                              AMENDED AND RESTATED

                            STOCK EXCHANGE AGREEMENT

         This AMENDED AND RETSTATED STOCK EXCHANGE AGREEMENT, effective ______________, 1999, is by and between Compass Knowledge Group, Inc., a Florida corporation ("Compass"), Rehabilitation Training Institute, Inc. ("RTI") and David Colburn, Michael Borcheck, Daniel J. Devine and Rogers W. Kirven, Jr. (hereinafter collectively called "Shareholder").

         In consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, Compass and Shareholder hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement:

         "Acquisition" shall mean the acquisition of Shareholder's shares of common stock in Rehabilitation Training Institute, Inc. (which accounts for 100% of Shareholder's holdings in RTI) all upon the terms and subject to the conditions set forth in this Agreement.

         "Acquisition Shares" shall have the meaning ascribed to it in Section
3.1 hereof.

         "Agreement" means this Stock Exchange Agreement, and all Schedules and Exhibits hereto.

         "Assets" means all of the assets of Compass and its subsidiaries, or Rehabilitation Training Institute, Inc. or its subsidiaries, as the case may be, of every kind and nature. Any representations and warranties made by a party hereto with respect to the Assets shall pertain only to those Assets that are owned, leased or otherwise controlled by such party.

         "Automatic Termination Date" shall have the meaning ascribed to it in
Section 9.1(e) hereof.

         "Board Approval" shall mean Compass Board Approval.

         "Business Day" shall mean any weekday, excluding any legal holiday observed pursuant to the United States federal law or the laws of the State of Florida.

         "Certificate(s)" shall have the meaning ascribed to it in section 3.4 hereof.

         "Closing" and "Closing Date" shall have the meanings ascribed to such terms in Section 3.5 hereof.

         "Closing Documents" means this Agreement and all other documents to be executed and delivered either simultaneously herewith or at Closing in connection with the Transactions.


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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compass" shall mean Compass Knowledge Group, Inc., a Florida corporation.

         "Compass Board Approval" shall mean that the Board of Directors of Compass, at a meeting duly called and held, has (i) determined that the Acquisition is advisable and in the best interest of Compass and approved it,
(ii) duly approved, authorized and ratified the Acquisition and the consummation of the Transactions and (iii) duly approved, authorized and ratified the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party.

         "Effective Time" shall have the meaning ascribed to it in Section 2.2 hereof.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

         "Exchange Ratio" shall have the meaning ascribed to it in Section 3.1 hereof.

         "Florida Act" shall mean the Florida Business Corporation Act.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, and applied consistently with those used in the preparation of financial statements.

         "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over RTI, Compass, or any Subsidiary of either, as applicable.

         "IRS" shall mean the Internal Revenue Service.

          "Material Adverse Effect" means a material adverse effect upon, or in, or circumstances reasonably likely to result in, a material adverse change in
(i) the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of Compass, Shareholder or RTI, as the case may be,
(ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of Compass or Shareholder to perform their respective obligations under this Agreement.

          "Out-Of-Pocket Costs" shall mean, with respect to Compass, RTI or Shareholder, as the case may be, all fees, expenses, and other costs that are directly related to the Transactions contemplated by this Agreement.

         "Person" means an individual, corporation, limited liability company, limited liability partnership, limited partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

         "Rehabilitation Training Institute" or "RTI" shall mean Rehabilitation Training Institute, Inc., a Florida corporation.

         "RTI Shares" shall mean all shares of capital stock Shareholder presently owns or has the right to acquire in RTI.





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         "Schedule Delivery Date" shall mean the date upon which each of Compass and Shareholder has delivered each and all of their respective Schedules and Exhibits to each other, and, in the exercise of their respective sole discretion, each has acknowledged in writing their satisfaction with the results of their respective due diligence investigations and their mutual consent as to the contents of the Schedules and Exhibits to be attached hereto and the incorporation of such Schedules and Exhibits into this Agreement, which date in no event shall be later than 24 hours prior to the Closing, unless otherwise agreed to in writing by Shareholder and Compass.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

         "Shareholder" shall have the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Transactions" means the transactions contemplated by this Agreement, including but not limited to the Acquisition.

         "Winthrop Industries" shall mean Winthrop Industries, Inc., a Nevada corporation.


                                    ARTICLE 2

                                 THE ACQUISITION

         2.1 THE ACQUISITION. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Compass shall acquire from Shareholder his RTI Shares.

         2.2 EFFECTIVE TIME. Notwithstanding the Closing Date, the Transactions contemplated by this Agreement shall be effective as _________, 1999 (the "Effective Time").

                                    ARTICLE 3

                            ACQUISITION CONSIDERATION

3.1 EXCHANGE OF STOCK. The manner and basis of Shareholder exchanging his RTI Shares shall be as follows: for each RTI Share owned by Shareholder which are outstanding immediately prior to the Effective Time shall at the Effective Time, by virtue of the Acquisition, and without any action on the part of Shareholder, be exchanged into only the right to receive one share of Compass common stock, $.001 par value (the "Exchange Ratio"). The Compass common shares to be delivered by Compass in exchange for the RTI Shares owned by Shareholder are collectively hereinafter referred to as the "Acquisition Shares". After the Effective Time, the ownership interest of Shareholder in RTI shall be recognized or deemed to be issued only to Compass and it shall have all rights in respect thereof and Shareholder shall not have any rights other than as set forth herein.





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         3.2 FRACTIONAL SHARES. No scrip or fractional shares of the capital stock of Compass shall be issued in the Acquisition.

         3.3 OPTIONS AND WARRANTS.

                  (a) All options, warrants and other securities owned by Shareholder or his affiliates that might otherwise be converted for a capital or other interest in RTI which is outstanding at the Effective Time shall, by virtue of the Acquisition and without any further action on the part of Shareholder or the holder of any such option, warrant or securities be terminated and shall become null and void, AB INITIO.

         3.4 DELIVERY OF SHARES.

                  (a) On or as soon as practicable after the Effective Time, Shareholder will surrender for cancellation certificate(s), if any, representing the RTI Shares, against delivery of certificates representing the Acquisition Shares. Until surrendered and exchanged as herein provided, each outstanding certificate owned by Shareholder or his affiliates which, prior to the Effective Time, represented as an RTI ownership certificate shall be deemed for all corporate purposes to evidence ownership of the Acquisition Shares.

                  (b) If delivery of all or part of the Acquisition Shares is to be made to a person other than Shareholder, it shall be a condition of such delivery or exchange that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than Shareholder.

                  (c) Until surrendered and exchanged in accordance with this
Section 3.4 each such certificate shall, after the Effective Time, represent solely the right to receive the Acquisition Shares, in an amount and of the type determined in accordance with Section 3.1 hereof, and Shareholder or its affiliates shall have no ownership or other rights. No interest shall accrue or be payable on any Acquisition Shares.

         3.5 CLOSING. The closing of the Transactions (the "Closing") shall take place on such date as mutually determined by the parties hereto, subject to compliance or waiver of the terms, conditions and contingencies contained in this Agreement and all required documents have been delivered. Each of the parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Acquisition as promptly as possible subject to the satisfaction of the closing conditions set forth in Articles 8 and 9. Upon Closing, Compass will issue and deliver in the manner provided in Articles 2 and 3 hereof the certificates evidencing the Acquisition Shares to be issued in the Acquisition.


                                    ARTICLE 4

                              ADDITIONAL COVENANTS

         4.1 CONDUCT OF BUSINESS BY RTI PENDING ACQUISITION. Compass and Shareholder covenant and agree that, except as otherwise set forth in this Agreement, between the date of this Agreement and the Closing, the business of RTI shall be conducted only in, and neither party shall take any action except in, the ordinary course of business and in a manner consistent with past practice; and Compass and Shareholder will use their best efforts to




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preserve intact RTI's business organization, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which they have significant business relations.

         4.2 EXPENSES. All of the expenses incurred by Shareholder in connection with authorization, preparation, execution and performance of this Agreement and other agreements referred to in this Agreement, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Shareholder, shall be paid by Shareholder, and except as otherwise provided herein all of the expenses incurred by Compass and RTI in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to in this Agreement, including without limitation, all reasonable fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by Compass.

         4.3 NOTIFICATION OF CERTAIN MATTERS.

         (a) Compass shall give prompt written notice to Shareholder of the following:

                  (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be reasonably likely to cause either (A) any representation or warranty of Compass contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the date hereof and the Closing Date, inclusive), or (B) directly or indirectly, any Material Adverse Effect; or

                  (ii) any material failure of Compass, any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (b) Shareholder shall give prompt written notice to Compass of the following:

                  (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be reasonably likely to cause either (A) any representation or warranty of Shareholder contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the date hereof and the Closing Date, inclusive); or (B) directly or indirectly, any Material Adverse Effect;

                  (ii) any material failure of Shareholder or any employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release Compass or Shareholder, as the case may be, from their representations, warranties, covenants or agreements under this Agreement, except as they may be modified and approved in accordance with this Agreement.

         4.4 PUBLIC ANNOUNCEMENTS.

                  (a) Except for and to the extent of any public announcement or disclosures relating to the Transactions as may be required by law, or as provided in this Section 4.4,




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Compass and Shareholder agree that until the consummation of the Transactions or the termination of this Agreement, as the case may be, each party will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transaction not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

                  (b) This Section 4.4 shall not restrict either Compass or Shareholder in any actions by such parties which are necessary or appropriate to enforce their respective rights under this Agreement.

         4.5 CONFIDENTIALITY. In connection with this Agreement, the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information". Each party hereby agrees that the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information for the purposes of evaluating the transactions contemplated by this Agreement, and who shall agree to be bound by the terms and conditions of this Agreement with respect to this provision. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives. If the transactions contemplated hereunder are not consummated, (a) the parties shall return the Information to the other promptly upon request and no party shall retain any copies, and (b) for a period of two years after the execution hereof (i) neither party shall solicit or hire any employee of the other party provided such employee is employed at the time of such solicitation or hiring, and (ii) neither party shall solicit or lease the premised operated by the other party. In the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other party prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed without violation of a confidentiality agreement,
(ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or (iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

         4.6 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, Shareholder and Compass will (a) cooperate with one another
(i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorization and (b) provide one another with copies of all filings made by such party with any governmental authority in connection with this Agreement.





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         4.7 GENERAL RELEASES. At the Closing, Shareholder shall deliver a general release to Compass, in form and substance satisfactory to Compass and its counsel, releasing Compass and the directors, officers, agents and employees of Compass from all claims, except as may be described in written contracts disclosed in the disclosure schedules and expressly described and excepted from such releases and as to any obligations of Compass pursuant to this Agreement.


                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF COMPASS

         In order to induce Shareholder to enter into this Agreement and consummate the Transactions, Compass hereby represents and warrants the following to Shareholder as of the Schedule Delivery Date, each of which representations and warranties shall be material to and relied upon by Shareholder and shall be deemed remade on and as of the date of the Closing:

         5.1. ORGANIZATION AND AUTHORITY. Compass is a corporation duly organized and validly existing under the laws of the State of Florida. Compass has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted.

         5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. The Board of Directors of Compass has, on or prior to the date of this Agreement at a meeting duly called and held and not subsequently rescinded or modified in any way, (i) unanimously adopted this Agreement in accordance with the Florida Act, and (ii) taken all actions necessary to consummate the Agreement and the transactions contemplated hereby.

         Compass has all requisite corporate power and authority to enter into this Agreement and, subject to the Transactions contemplated hereby and the issuance of the Acquisition Shares in connection with the Acquisition, to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement by Compass and the consummation by Compass of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Compass and the filing of appropriate Acquisition documents, if any, as required by the Florida Act. This Agreement constitutes the valid and binding obligation of Compass enforceable against it in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency of other similar laws relating to the enforcement of creditors' rights generally and the application of general rules of equity. The Acquisition and the delivery of the Acquisition Shares by Compass have been duly authorized by the Board of Directors of Compass and Winthrop Industries.

         5.3. NO CONFLICT; REQUIRED CONSENTS. Exclusive of Compass Board Approval which has been obtained and assuming the appropriate filings and mailings are made by Compass to effectuate the Acquisition, the execution and delivery by Compass of this Agreement and the Closing Documents and the consummation by Compass of the Transactions do not and will not, (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) violate in any material respect the terms of any material instrument, document or agreement to which Compass is a party, or by which Compass is bound, or be in conflict in any material respect with, result in a material breach of or constitute




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(upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement; (c) violate in any respect the terms of any instrument, document or agreement to which Compass is a party, or by which Compass is bound, or be in conflict in any respect with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, (c) violate Compass's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Compass.

         5.4. ADVISORS FEES. Neither Compass nor any of its subsidiaries or any affiliate thereof has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate Shareholder to pay any such fees or commission.

         5.5. SHARES TO BE DELIVERED. The Acquisition Shares to be issued to Shareholder shall be reserved for issuance upon the execution of this Agreement and when issued and delivered to Shareholder pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable shares of voting common stock of Compass, and of the same class as the common stock of Compass which the other shareholders of Compass have received. Upon delivery of the Acquisition Shares, Shareholder will receive good and unencumbered title to the Acquisition Shares, free and clear of all liens, restrictions, charges, encumbrances, and other security interests of any kind or nature whatsoever, except for claims arising out of acts of or claims against such Shareholder, restrictions existing under applicable securities laws and the restrictions imposed hereby.

         5.6. DISCLOSURE AND ALL DOCUMENTATION. No representation or warranty by Compass contained in this Agreement and no statement contained in any certificate or schedule furnished to Shareholder pursuant to the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current event or condition of any kind or character pertaining to Compass that may reasonably be expected to have a Material Adverse Effect, except as disclosed in this Agreement and except for those events and conditions which are national or industry-wide in nature. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Compass to Shareholder in connection herewith have been and will be complete originals, or exact copies thereof.

         5.7 WINTHROP INDUSTRIES. Notwithstanding anything herein to the contrary, Compass makes no representation or warranty of any kind, other than as specifically set forth herein, with respect to Winthrop Industries, the Merger or the transactions contemplated by the Merger Agreement. Compass and its principal shareholders have entered, or anticipate entering, into the Merger Agreement with Winthrop Industries, a copy of which has be provided to Shareholder. In connection with the Merger, Winthrop Industries has provided certain due diligence material to Compass which includes, copies of its Certificate of Incorporation, Bylaws, Minutes of Shareholders and Directors, Material Contracts, an Information Statement dated November 1, 1999 and its Private Placement Memorandum dated November 1, 1999 and/or any other Merger documents (the "Due Diligence Materials"). Copies of the Due Diligence Materials have been delivered to Shareholder. In accordance with the Merger Agreement and provided the Merger and the transactions contemplated by this Agreement are consummated, Shareholder will receive one share of Winthrop Industries' common stock for each share of common stock he owns in Compass.





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         5.8. SURVIVAL. The representations and warranties contained in this
Article 5 shall not survive the Closing.


                                    ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         In order to induce Compass to enter into this Agreement and consummate the Transactions, Shareholder hereby represents and warrants the following to Compass as of the Schedule Delivery Date, each of which representations and warranties shall be material to and relied upon by Compass and shall be deemed remade on and as of the date of the Closing:

         6.1. NO CONFLICT; REQUIRED CONSENTS. Schedule 6.1 lists all material third-party consents or approvals required with respect to Shareholder for consummation of the Transactions, which consents Shareholder agrees to use its best reasonable efforts to obtain. Assuming all such consents and approvals have been obtained and assuming the appropriate filings and mailings are made by Shareholder to effectuate the Acquisition under the Florida Act, the execution and delivery by Shareholder of this Agreement and the Closing Documents and the consummation by Shareholder of the Transactions do not and will not, (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) in a Material Adverse Effect; or (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Shareholder which would prevent or hinder the Transactions contemplated hereby or the continued operation of the business of RTI after the Closing on substantially the same basis as theretofore operated.

         6.2 ADVISORS FEES. Shareholder has not retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate Compass or RTI to pay any such fees or commission.

         6.3 SECURITIES REPRESENTATIONS. Shareholder hereby represents and warrants to Compass as follows, recognizing that the information contained herein is being furnished to Compass in order to induce Compass to enter into the Transactions. Shareholder understands that (a) Compass will rely on the information contained herein, (b) the Acquisition Shares will not be registered under the Act in reliance upon exemptions from registration afforded under the Act, which may include Regulation D promulgated thereunder ("Regulation D"), and
(c) the Acquisition Shares, at the time of sale described herein, will not be registered and/or qualified under any state securities laws.

                  A. Shareholder is willing and able to bear the economic risk of an investment in the Acquisition Shares. Shareholder has adequate means of providing for current needs and personal contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in Compass of the size contemplated. In making this statement, Shareholder considered whether Shareholder could afford to hold the Acquisition Shares for an indefinite period and whether, at this time, Shareholder could afford a complete loss of an investment in the Acquisition Shares.





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                  B. Shareholder's purchase of the Acquisition Shares will be solely for Shareholder's own account and not for the account of any other person.

                  C. The Acquisition Shares are being acquired by Shareholder in good faith for investment and not without a view to distributing such Acquisition Shares to others or otherwise reselling said Acquisition Shares or any portion thereof. Shareholder understands that the substance of the above representations is (i) that Shareholder does not presently intend to sell or otherwise dispose of all or any part of the Acquisition Shares; (ii) that Shareholder does not now have in mind the sale or other disposition of all or any part of the Acquisition Shares on the occurrence or nonoccurrence of any predetermined event; and (iii) that Compass is relying upon the truth and accuracy of the representations.

                  D. Shareholder understands that the purchase of the Acquisition Shares is subject to risks as stated in the Due Diligence Materials or as may be otherwise applicable to similar investments.

                  E. Shareholder has reviewed all Due Diligence Materials and has engaged in an independent investigation of Compass, Winthrop Industries, Inc. and the merger with Winthrop, and no oral or written representations beyond the Due Diligence Materials have been made to or been relied upon by Shareholder.

                  F. Shareholder understands and acknowledges that Compass makes no recommendation with respect to the purchase of Acquisition Shares.

                  G. Shareholder is an "accredited investor" as defined under Rule 501 of Regulation D and has substantial experience in investing in similar transactions.

         6.4. DISCLOSURE AND ALL DOCUMENTATION. No representation or warranty by Shareholder contained in this Agreement and no statement contained in any certificate or schedule furnished to Compass pursuant to the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current event or condition of any kind or character pertaining to Shareholder or RTI that may reasonably be expected to have a Material Adverse Effect, except as disclosed in this Agreement and except for those events and conditions which are national or industry-wide in nature. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Shareholder to Compass in connection herewith have been and will be complete originals, or exact copies thereof.

         6.5 LITIGATION. Shareholder is not a party to, the subject of, or threatened with any litigation which would have a Material Adverse Effect on the Transactions nor to the best of his knowledge is there any basis for any such litigation.

         6.6 OTHER LIABILITIES. To the best of Shareholder's knowledge no claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against Shareholder or RTI nor is capable of being asserted by any employee, creditor, claimant or person against Shareholder or RTI which, if asserted, would have a Material Adverse Effect.





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         6.7 JUDGMENTS. There are no outstanding judgments against Shareholder or to his knowledge RTI that would have a Material Adverse Effect on the Transactions.

         6.8 SURVIVAL. The representations and warranties contained in this
Article 6 shall not survive the Closing.


                                    ARTICLE 7

                CONDITIONS TO OBLIGATION OF SHAREHOLDER TO CLOSE

Each and every obligation of Shareholder under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions Compass agrees to use its reasonable best efforts to satisfy:

         7.1 REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties made by Compass in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date except for such representations and warranties which if not true and correct on and as of the Closing Date, do not result in damages suffered by Shareholder in excess of $10,000 in the aggregate.

         7.2 OBLIGATIONS PERFORMED. Compass shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 CONSENTS AND APPROVALS. Compass shall have obtained and delivered to Shareholder the written consents or approvals specified, or to be specified, if any, (except for such consents or approvals as to which, in the aggregate, the failure to obtain them shall not have a Material Adverse Effect) and all of such consents shall remain in full force and effect at and as of the Closing.

         7.4 CLOSING DELIVERIES. Compass shall have delivered to Shareholder each of the following, together with any additional items which Shareholder may reasonably request to effect the Transaction:

                  (a) a certificate evidencing Shareholder's ownership of the RTI Shares; and

                  (b) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         7.5. NO INVESTIGATIONS OF COMPASS AND ITS SUBSIDIARIES OR THEIR BUSINESS. As of the Closing Date, there shall be no, and neither Compass nor any of its subsidiaries shall have any knowledge of any material pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to Compass, Winthrop Industries or their subsidiaries, the Assets or the business of Compass, Winthrop Industries and their subsidiaries, other than such as have been disclosed to Shareholder prior to the date hereof.

         7.6 NO MATERIAL ADVERSE EFFECT. . Other than changes relating to, or resulting from, the existence of, or the terms of, this Agreement and the Transactions contemplated hereby, neither Compass or Winthrop Industries shall have suffered since the date hereof any change that constitutes a Material Adverse Effect.

         7.7 SECURITIES LAWS. The parties shall have complied in all material respects with all federal and state securities laws applicable to the Transactions.

         7.8 MINUTES. Shareholder shall have received at Closing copies of minutes of the Board of Directors of Compass, certified by the corporate secretary of Compass approving and authorizing the Acquisition and the Transactions.

         7.9 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Acquisition illegal or otherwise prohibiting the consummation of the Acquisition.

         7.10 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Acquisition.

         7.11 ADDITIONAL CLOSING CONDITIONS. Each and every one of the additional closing conditions, if any, required of Compass set forth in Schedule
7.11 attached hereto shall have been completed or fulfilled, as the case may be.


                                    ARTICLE 8

                  CONDITIONS TO OBLIGATIONS OF COMPASS TO CLOSE

Each and every obligation of Compass under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions Shareholder agrees to use its best efforts to satisfy:


         8.1 REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties made by Shareholder in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date except for such representation and warranties which if not true and correct on and as of the Closing Date, do not result in damages suffered by Compass in excess of $10,000 in the aggregate.

         8.2 OBLIGATIONS PERFORMED. Shareholder shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 CONSENTS AND APPROVALS. Shareholder shall have obtained and delivered to Compass the written consents or approvals specified, or to be specified, if any, (except for such consents or approvals as to which, in the aggregate, the failure to obtain them shall not have a

Material Adverse Effect) and all of such consents shall remain in full force and effect at and as of the Closing.

         8.4 CLOSING DELIVERIES. Shareholder shall have delivered to Compass each of the following, together with any additional items which Compass may reasonably request to effect the Transaction:

                  (a) certificate(s) evidencing the ownership of the RTI shares;

                  (b) the release as provided for in Section 4.7; and

                  (c) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         8.5 NO INVESTIGATIONS OF RTI AND ITS BUSINESS. As of the Closing Date, there shall be no, and Shareholder shall have any knowledge of any material pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to Shareholder, RTI or their Assets or the business of RTI, other than such as have been disclosed to Compass prior to the date hereof.

         8.6 NO MATERIAL ADVERSE EFFECT. RTI shall not have suffered any change that constitutes a Material Adverse Effect on RTI.

         8.7 SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the Transactions.

         8.8 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Acquisition illegal or otherwise prohibiting the consummation of the Acquisition.

         8.10 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Acquisition so that Compass shall be able to continue to carry on the business of RTI substantially in the manner now conducted by RTI shall have been taken or made.

         8.11 ADDITIONAL CLOSING CONDITIONS. Each and every one of the additional closing conditions, if any, required of Shareholder set forth in
Schedule 8.10 attached hereto shall have been completed or fulfilled, as the case may be.

                                    ARTICLE 9

                                   TERMINATION

         9.1. TERMINATION. This Agreement may be terminated by mutual written consent of Shareholder and Compass at any time before the Closing Date.

         9.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 9.1, no party shall have any obligations to the other hereunder except for those obligations set forth in Section 4.2 (Expenses) and those with respect to confidentiality and the return of any confidential information shall remain in effect.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

         10.2. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

         10.3 ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Closing Documents may not be assigned by Shareholder, without prior written consent of Compass, and may not be assigned by Compass, without prior written consent of Shareholder. The terms and conditions hereof shall survive the Closing as provided in this Agreement and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.5 NOTICES. All notices, requests, demands, claims and other communication hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:


                  If to Compass                Compass Knowledge Group, Inc.
                                               2710 Rew Circle
                                               Suite 100
                                               Ocoee, FL 34761
                                               Attn: Rogers W. Kirven, Jr., CEO

                  If to Shareholder            See Schedule 10.5 Attached


                  If to RTI                    Rehab Training Institute, Inc.
                                               2710 Rew Circle
                                               Suite 100
                                               Ocoee, FL 34761
                                               Attn: Daniel J. Devine, President

or at such other address as any party hereto notifies the other parties hereof in writing.

         10.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in this Agreement, is not intended to confer upon any Person other than RTI, Shareholder and Compass, any rights or remedies hereunder. No provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         10.7 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, excluding those relating to conflicts of laws. The parties hereto expressly agree that the exclusive jurisdiction and venue for legal proceedings under this Agreement shall be the state or applicable federal court having jurisdiction over the defendant's domicile (or in the case of Shareholder and Compass, the location of its principal corporate office).

         10.8. ATTORNEY'S FEES. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

         10.9. HEADINGS. The section headings contained in this Agreement and the Schedules and Exhibits attached hereto are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.10. INCORPORATION OF EXHIBIT AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part hereof.

         10.11. CONSTRUCTION. Within this Agreement, the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         10.12 ARBITRATION. All disputes arising in connection with or out of this Agreement shall be finally settled by binding arbitration by three (3) arbitrators in Orange County, Florida, pursuant to the rules then pertaining of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    COMPASS KNOWLEDGE GROUP, INC.


                                    By:
                                        ----------------------------------------



                                    DAVID COLBURN

                                    --------------------------------------------


                                    MICHAEL BORCHECK

                                    --------------------------------------------



                                    DANIEL J. DEVINE

                                    --------------------------------------------



                                    ROGERS W. KIRVEN, JR.

                                    --------------------------------------------


                                    REHABILITATION TRAINING INSTITUTE, INC.


                                    By:
                                        ----------------------------------------